                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 Current Report
                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 9, 1998
                                                        (March 24, 1998)

                         KATZ DIGITAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                          0-27934              13-3871120
   (State or other jurisdiction of       (Commission         (I.R.S. Employer
   incorporation or organization)        File Number)        Identification No.)

        Twenty-One Penn Plaza
          New York, New York                                       10001
      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:(212) 594-4800

                         KATZ DIGITAL TECHNOLOGIES, INC.
                               INDEX TO FORM 8-K/A
                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                  MARCH 24, 1998

                               ITEMS IN FORM 8-K/A

                                                                          Page

Facing page

Item 5.           Other Events                                             3

Item 7.           Financial Statements and Exhibits.                       4

Signatures

Exhibit Index

Item 5.  OTHER EVENTS

      (a)   Modification of Terms of the Acquisition of Speed
            Graphics, Inc. and DDP, Inc.

      On January 23, 1998, Katz Digital Technologies, Inc. (the "Company" or the "Registrant") filed a Current Report on Form 8-K (the "January 1998 Form 8-K") with respect to the January 9, 1998 acquisition (the "Acquisition") by Katz N.Y. Acquisition, Inc., a wholly-owned subsidiary of the Company ("KNY"), of substantially all of the assets of Speed Graphics, Inc. ("SGI") and DDP, Inc. ("DDP"), an affiliate of SGI, pursuant to an Asset Acquisition Agreement (the "Acquisition Agreement") by and among the Company, KNY, SGI, DDP and Mr. Ronald Krivosheiw ("Krivosheiw"), the sole shareholder of SGI and DDP. Subsequent to the Acquisition, SGI changed its name to Moondance, Inc. ("MI"). MI and DDP shall sometimes be referred to collectively herein as "Moondance."

      Pursuant to the terms of the Acquisition Agreement, as aggregate consideration for the Acquisition (the "Acquisition Consideration"), Moondance received cash in the amount of $9,214,000, 293,848 shares of the Company's common stock (the "Shares"), and a promissory note in the principal amount of $2,000,000, with interest payable thereon at an annual rate of 7% and becoming due and payable on February 1, 2001 (the "Note"). Such Acquisition Consideration was subject to adjustment in the event Moondance's net worth as of the date of the Acquisition was greater or lesser than $2,904,000.00 (the "Purchase Price Adjustment"), all as more fully specified in the January 1998 Form 8-K and the Acquisition Agreement. In addition, concurrent with the Acquisition, Krivosheiw was appointed as the Chief Operating Officer and a director of the Company.

      Subsequent to the Acquisition, the Company, MI and Krivosheiw mutually agreed to modify the Acquisition Consideration by prepaying the Note and reducing the number of Shares. They also agreed to terminate Krivosheiw's employment with the Company. On March 6, 1998, the Registrant, KNY, MI, DDP and Krivosheiw entered into an agreement (the "Acquisition Agreement Amendment"), whereby, inter alia:

      1. The Company paid $1,750,000 to MI in consideration for the cancellation of the Note and the waiving of any rights to the Purchase Price Adjustment.

      2. The number of Shares was reduced to 173,913 shares of Common Stock.

      3. Krivosheiw's employment with the Company was terminated and he resigned as a director of the Company.

      4. Krivosheiw and Moondance agreed to continue the non-competition covenants contained in Krivosheiw's employment agreement with the Company (a copy of which was filed as an exhibit to the January 1998 Form 8-K), except that the term of such non-competition was revised so as to end on March 6, 2003.

      Except as amended by the Acquisition Agreement Amendment, the Acquisition Agreement remains in full force and effect.

(b)   Appointment of New President and Chief Operating Officer.

      On March 9, 1998, the Board of Directors, based on the recommendations of Management, unanimously agreed to appoint Michael Sklar as the Company's Chief Operating Officer and President. Prior to such appointment, Mr. Sklar had been the Company's Vice President - Business Development.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

      The January 1998 Form 8-K was filed by the Registrant without the financial statements and pro forma financial information required by Items 310(c) and (d) of Regulation S-B, as permitted by sections (a) and (b) of Item 7 of Form 8-K. This Current Report on Form 8-K/A provides such requisite financial information.

      (a) Financial Statements of SGI and DDP.

      Following are the audited financial statements of SGI and DDP for the years ended December 31, 1997 and 1996.

                                              SPEED GRAPHICS, INC. AND AFFILIATE

                                                     FINANCIAL STATEMENTS

                                                       DECEMBER 31, 1997

                                                          BERENSON & COMPANY LLP

     [Letterhead of Berenson & Company LLP -- Certified Public Accountants]


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Speed Graphics, Inc. and Affiliate
New York, NY

We have audited the accompanying combined balance sheets of Speed Graphics, Inc. and affiliate as of December 31, 1997 and 1996, and the related combined statements of operations and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Speed Graphics, Inc. and affiliate as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                      /s/ Berenson & Company LLP

New York, NY
February 6, 1998

                      SPEED GRAPHICS, INC. AND AFFILIATE

                           COMBINED BALANCE SHEETS

                                                                                  December 31,
                                                                         -----------------------------
                         ASSETS                                              1997               1996
                                                                         -----------       -----------
Current assets:
      Cash and cash equivalents                                          $   192,395       $ 1,953,649
      Accounts receivable, net of allowance for doubtful
          accounts of $155,000; $135,000-1996 (note 6)                     3,687,938         3,971,619
      Inventory and photographic supplies (note 6)                           478,432           110,500
      Prepaid expenses and other current assets (note 3)                     277,439           126,992
                                                                         -----------       -----------
          Total current assets                                             4,636,204         6,162,760

Property and equipment, net of accumulated depreciation
(notes 4 and 9)                                                            3,230,199         3,958,169
Customer lists, net of accumulated amortization of $88,467
and $335,683-1996                                                              4,533            13,716
Organization costs, net of accumulated amortization of
$1,175; $875-1996                                                                325               625
Other assets (note 5)                                                        227,832           219,121
                                                                         -----------       -----------
                                                                         $ 8,099,093       $10,354,391
                                                                         ===========       ===========

          LIABILITIES AND STOCKHOLDERS EQUITY


Current liabilities:
  Loan payable, bank (note 6)                                            $   500,000       $ 2,300,000
  Current maturities of long-term debt (note 7)                              344,558           260,299
  Current maturities of equipment lease obligations (note 9)                 838,958           830,429
  Accounts payable                                                           919,154         1,283,323
  Accrued expenses (note 8)                                                  752,057         1,126,488
          Total current liabilities                                      -----------       -----------
                                                                           3,354,727         5,800,539


Long-term debt, less current maturities (note 7)                             272,198           616,448
Equipment lease obligations, less current maturities (note 9)              1,347,928         1,558,324
                                                                         -----------       -----------
                                                                           4,974,853         7,975,311
Commitments and contingencies (notes 5, 9 and 11)                        -----------       -----------


Stockholders equity:
  Common stock, no par value; 250 shares authorized,                           3,466             3,466
     issued and outstanding                                                    9,999             9,999
     Additional paid-in capital                                            3,110,775         2,365,615
     Retained earnings                                                   -----------       -----------
                                                                           3,124,240         2,379,080
                                                                         -----------       -----------

                                                                         $ 8,099,093       $10,354,391
                                                                         ===========       ===========


           The accompanying notes are an integral part of the combined financial statements.

                       SPEED GRAPHICS, INC. AND AFFILIATE

             COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                        Years ended
                                                                        December 31,
                                                             -------------------------------
                                                                 1997               1996
                                                             ------------       ------------

Net sales                                                    $ 23,631,001       $ 22,920,458
Cost of sales                                                  15,330,184         17,379,273
                                                             ------------       ------------

Gross profit                                                    8,300,817          5,541,185
Operating expenses                                              6,316,130          5,814,343
                                                             ------------       ------------
Income (loss) from operations                                   1,984,687           (273,158)
                                                             ------------       ------------
Other income (expense):
   Interest and dividend income                                    69,351             64,456
   Interest expense                                              (495,707)          (467,443)
   Miscellaneous income                                                --                 31
                                                             ------------       ------------
                                                                 (426,356)          (402,956)
                                                             ------------       ------------
Income (loss) before provision for income taxes                 1,558,331           (676,114)
Provision for income taxes                                        213,171             18,379
                                                             ------------       ------------
Net income (loss)                                               1,345,160           (694,493)
Retained earnings, beginning of year                            2,365,615          3,260,108
Distributions                                                     600,000            200,000
                                                             ------------       ------------
Retained earnings, end of year                               $  3,110,775       $  2,365,615
                                                             ============       ============

           The accompanying notes are an integral part of the combined financial statements.

                       SPEED GRAPHICS, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                      Years ended
                                                                      December 31,
                                                              ---------------------------
                                                                  1997            1996
                                                              -----------    ------------
Cash flows front operating activities:
     Net income (loss)                                        $ 1,345,160    $  (694,493)
     Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
       Provision for losses on accounts receivable                107,795         88,716
       Depreciation and amortization                            1,536,354      1,384,589
       Amortization of customer lists                               9,183         18,601
       Amortization of organization costs                             300            300
       Loss on disposition of equipment                            23,030             --
       Changes in assets (increase) decrease:
          Accounts receivable                                     175,886     (1,117,650)
          Inventory and photographic supplies                    (367,932)        41,251
          Prepaid expenses and other assets                      (159,158)       (41,906)
       Changes in liabilities increase (decrease):
          Accounts payable                                       (364,169)       747,229
          Accrued expenses                                       (374,431)       411,480
          Accrued income taxes                                         --        (10,358)
                                                              -----------    ------------
             Net cash provided by operating activities          1,932,018        827,759
                                                              -----------    ------------
Cash flows from investing activities:
     Payments to purchase property and equipment                 (109,574)      (514,744)
     Proceeds from disposition of equipment                        10,762             --
                                                              -----------    ------------
             Net cash used by investing activities                (98,812)      (514,744)
                                                              -----------    ------------
Cash flows from financing activities:
     Net bank borrowings (repayments)                          (1,800,000)       200,000
     Principal repayments on long-term debt
       and capital leases                                      (1,194,460)      (880,308)
     Distributions                                               (600,000)      (200,000)
                                                              -----------    ------------
             Net cash used by financing activities             (3,594,460)      (880,308)
                                                              -----------    ------------
Net decrease in cash and cash equivalents                      (1,761,254)      (567,293)
Cash and cash equivalents, beginning of year                    1,953,649      2,520,942
                                                              -----------    ------------
Cash and cash equivalents, end of year                        $   192,395    $ 1,953,649
                                                              ===========    ============
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
       Interest                                               $   497,358    $   468,065
       Income taxes                                                20,101         23,304

Supplemental schedule of noncash investing and financing activities:
     Capital lease obligations of $732,602 and $1,702,450 were incurred in 1997 and 1996, respectively, as a result of the Company entering into leases for new equipment.

In 1996, equipment that had a net book value of $166,720 was sold in exchange for the capital lease obligation of $166,720.

           The accompanying notes are an integral part of the combined financial statements.

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1.    Nature of business:

      The Company provides electronic and photographic imaging and short run printing services for advertising, financial services, publishing and retail industries within the New York City metropolitan region.

2.    Significant accounting policies:

      a.    Cash and cash equivalents:

            Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use, and have an overall maturity of three months or less. At various times during the year, the Company's cash balances may exceed the amount insured by the FDIC.

      b.    Inventory and photographic supplies:

            Inventory and photographic supplies, consisting of film, chemicals and paper, are stated at the lower of cost (first-in, first-out) or market.

      c.    Property and equipment:

            Property and equipment are stated at cost. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the respective assets, or period of the lease.

      d.    Customer lists:

            Customer lists are stated at cost. Amortization is provided under the straight-line method over five years. Customer lists are written off when fully amortized.

      e.    Organization costs:

            Organization costs are stated at cost. Amortization is provided under the straight-line method over five years.

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

2.    Significant accounting policies: (Continued)

      f.    Income taxes:

            Speed Graphics, Inc., with the consent of its stockholder, has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholder is taxed on his proportionate share of the Company's taxable income. The accompanying combined financial statements do not include any provision or liability for corporate federal income taxes; however, a provision has been provided for applicable state and local income taxes.

            DDP, Inc., an affiliate, is a corporation and federal, state and local taxes are provided for, if applicable.

      g.    Combination policy:

            The accompanying combined financial statements include the accounts of Speed Graphics, Inc. and DDP, Inc., an affiliate, both of which are under common control. All significant intercompany transactions and balances have been eliminated in combination.

      h.    Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    Related party transactions:

      Included in prepaid expenses and other current assets is $37,280-1997; $-0-1996 due from the Companies' sole stockholder. The advance is payable upon demand.

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

4.    Property and equipment:

                                                          1997           1996
                                                      -----------    -----------
            Machinery and equipment                   $ 4,832,378    $ 3,611,046
            Automobile and delivery equipment              24,516        140,266
            Furniture and fixtures                        494,714        482,704
            Computer equipment                          4,571,924      4,963,092
            Leasehold improvements                      1,551,119      1,551,119
                                                      -----------    -----------
                                                       11,474,651     10,748,227

            Less accumulated depreciation               8,244,452      6,790,058
                                                      -----------    -----------
                                                      $ 3,230,199    $ 3,958,169
                                                      ===========    ===========

      Depreciation and amortization expense for the years ended December 31, 1997 and 1996 was approximately $1,536,000 and $1,385,000, respectively.

5.    Other assets:

      Other assets include $140,851 and $133,708 at December 31, 1997 and 1996, respectively, representing certificates of deposit which are held as collateral against letters of credit totaling $81,553 and $90,667, respectively. The standby letters of credit were issued in lieu of security deposits relating to facility leases.

6.    Loan payable, bank:

      The loan payable, bank consists of borrowings under a $2,735,000 line of credit payable on demand. Interest is due monthly at prime plus 1/4 %. Borrowings under the line are collateralized by the Company's accounts receivable and inventory and expires May 31, 1998. The Companies are required to meet certain financial covenants. The Companies are in compliance with all covenants at December 31, 1997.

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

7.    Long-term debt:

      Long-term debt consists of the following:

                                                                    1997       1996
                                                                  --------   --------

      Note payable in connection with an improvement loan dated
      June 22, 1996 due in monthly installments of $4,094
      (including interest at 8%) commencing October 1996
      through April 2006.                                         $298,424   $322,322

      Loan and security agreement dated June 9, 1994 payable
      in monthly installments of $19,958 (including interest
      at 10.26%) through May 1998 followed by a balloon
      payment of $180,60.                                          270,351    470,784

      Loan and security agreement dated June 10, 1994 payable
      in monthly installments of $3,577 (including interest at
      10.76%) through May 1998 followed by a balloon payment
      of $31,97.                                                    47,981     83,641
                                                                  --------   --------
                                                                   616,756    876,747
      Less current maturities                                      344,558    260,299
                                                                  --------   --------
                                                                  $272,198   $616,448
                                                                  ========   ========

      The improvement loan was secured by an irrevocable and unconditional letter of credit in the amount of $262,500 which expired September 30, 1997.

      The loans are secured by the related machinery and computer equipment. Maturities of long-term debt are as follows:


          Years ending December 31, 1999            $ 28,403
                                    2000              30,761
                                    2001              33,314
                                    2002              36,079
                                    2003              39,073
                              Thereafter             104,568
                                                    --------
                                                    $272,198
                                                    ========

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

8.    Accrued expenses:


                                                       1997          1996
                                                    ----------    ----------
          Salaries and wages                        $  370,775    $  914,300
          Income taxes                                 179,757            --
          Payroll and other taxes                        9,831        17,353
          Interest                                      15,184        16,835
          Professional fees, medical insurance
           and other                                   176,510       178,000
                                                    ----------    ----------
                                                    $  752,057    $1,126,488
                                                    ==========    ==========

9.    Leases:

      The Company leases certain machinery and equipment under long-term lease agreements (classified as capital leases) that expire over the next five years. Leases of plant and office space and equipment, classified as operating leases, expire in various years through 2006. These leases generally require the Company to pay all executory costs (such as property taxes, maintenance and insurance).

      Property and equipment include the following leased property under capital leases by major classes:

                                                    1997            1996
                                                 ----------      ----------
          Machinery and equipment                $2,137,058      $  979,456
          Computer equipment                      2,720,259       3,145,249
          Furniture and fixtures                     26,192          26,192
          Leasehold improvements                     65,000          65,000
                                                 ----------      ----------
                                                  4,948,509       4,215,897
          Less accumulated depreciation           3,003,267       2,282,790
                                                 ----------      ----------
                                                 $1,945,242      $1,933,107
                                                 ==========      ==========

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

9.    Leases: (Continued)

      The following is a schedule of future minimum lease payments for capital leases and operating leases (with initial or remaining terms in excess of one year) as of December 31, 1997:


                                                      Capital        Operating
                                                      leases          leases
                                                     ----------      ----------
      Years ending December 31, 1998                  $1,011,544      $1,954,000
                                1999                     740,364       1,723,000
                                2000                     465,346       1,363,000
                                2001                     162,601         340,000
                                2002                      73,302         279,000
                          Thereafter                      61,085         697,000
                                                      ----------      ----------
      Total minimum lease payments                     2,514,242      $6,356,000
                                                                      ==========
      Less amount representing interest                  327,356
                                                      ----------
      Present value of minimum lease payments          2,186,886
      Less current maturities                            838,958
                                                      ----------
                                                      $1,347,928
                                                      ==========

      Rent expense for the years ended December 31, 1997 and 1996 amounted to approximately $2,127,000 and $2,167,000, respectively.

10.   Retirement plan:

      On January 1, 1992, the Company adopted a 401(k) plan covering substantially all employees. Profit sharing expense is funded through contributions to the plan. Employees may elect to contribute up to 15% of their salaries up to the maximum allowable under the Internal Revenue Code. The Company makes a matching contribution equal to 25 % of the first four percent of the employees' contribution. In addition, the Company can make a discretionary contribution to the Plan, as determined by the Board of Directors of the Company, which will be allocated among eligible participants. Profit sharing expense for the years ended December 31, 1997 and 1996 was approximately $16,000 and $51,000, respectively.

                       SPEED GRAPHICS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

11.   Commitment

      The Company is obligated under a noncompete agreement with a former stockholder dated October 9, 1991, which was amended August 16, 1994, in the amount of approximately $503,000, payable in monthly installments of $17,389 through June 1997 and $11,979 from July 1997 through June 2001. The amount paid for the years ended December 31, 1997 and 1996 were $176,210 and $208,671, respectively.

      The Company is obligated under several service contracts with various terms. The Company expenses the cost of the contracts over their lives.

12.   Subsequent event:

      On January 1, 1998, Katz N.Y. Acquisition Inc., a wholly owned subsidiary of Katz Digital Technologies Inc. ("KDTI"), purchased substantially all of the Company's assets and assumed substantially all of the liabilities of the Company. The purchase price is subject to an adjustment based on the book value of the Company as of the closing date. The purchase price was paid as follows:

                  Cash                                $9,214,000
                  Promissory notes                     2,000,000
                  Common stock            293,848 shares of KDTI
                                              common stock

      (b)   Financial Statements of the Company.

      Following are the audited financial statements of the Company for the years ended December 31, 1997 and 1996.

              [Report of Independent Certified Public Accountants]

                         Katz Digital Technologies, Inc.

--------------------------------------------------------------------------------
To the Stockholders of
Katz Digital Technologies, Inc.
--------------------------------------------------------------------------------
We have audited the accompanying consolidated balance sheets of Katz Digital Technologies, Inc. at December 31, 1997 and 1996 and the consolidated statements of operations, stockholders` equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Katz Digital Technologies, Inc. as of December 31, 1997 and 1996, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ Grant Thornton L.L.P

New York, New York
February 20, 1998

(except for Note O as to which the date is March 6, 1998)

                          [Consolidated Balance Sheets]

                         Katz Digital Technologies, Inc.

December 31,                                                                       1997          1996
-----------------------------------------------------------------------------------------------------
Assets
  Cash and cash equivalents                                                 $ 1,651,930   $ 3,428,175
  Accounts receivable, net of allowance for doubtful accounts of $140,238
   and $94,738 at December 31, 1997 and 1996, respectively                    4,723,183     3,216,386
  Work-in-process inventory                                                     100,483        69,328
  Prepaid expenses and other current assets                                     106,651       163,514
  Prepaid income taxes                                                          185,554            --
                                                                            -------------------------
    Total current assets                                                      6,767,801     6,877,403
  Property and Equipment - Net (Note D)                                       3,893,006     3,568,853
  Other Assets                                                                  288,508        80,333
  Goodwill - Net (Notes B and I)                                              2,627,485     1,140,819
                                                                            -------------------------
                                                                            $13,576,800   $11,667,408
                                                                            =========================
Liabilities and Stockholders' Equity
  Accounts payable and accrued expenses                                     $ 1,732,277   $ 1,160,254
  Current portion of obligations under capital leases (Note E)                  739,603       699,029
  Income taxes payable                                                               --        66,151
  Deferred taxes payable (Note F)                                               186,000       114,000
  Due to stockholders (Note H)                                                       --       339,912
                                                                            -------------------------
    Total current liabilities                                                 2,657,880     2,379,346
  Deferred credits (Note E)                                                     410,774       265,520
  Deferred taxes payable                                                         85,000       265,000
  Pension liability                                                                           191,258
  Notes payable                                                                 300,000            --
  Obligations under capital leases, net of current portion (Note E)           1,351,568     1,490,323
                                                                            -------------------------
    Total liabilities                                                         4,805,222     4,591,447
                                                                            -------------------------
Commitments and Contingencies (Note E)

Stockholders' Equity (Notes A, H, I and K)
  Preferred stock, $.001 par value; 5,000 shares authorized; no shares issued       --             --
  Common stock, $.001 par value; 25,000,000 shares authorized; 4,705,202 and 4,425,000 shares issued and outstanding at December 31, 1997
   and 1996, respectively                                                         4,705         4,425
  Additional paid-in capital                                                  7,687,621     6,860,267
  Retained earnings                                                           1,079,252       211,269
                                                                            -------------------------
    Total stockholders' equity                                                8,771,578     7,075,961
                                                                            -------------------------
                                                                            $13,576,800   $11,667,408
                                                                            =========================

The accompanying notes are an integral part of these statements.

                     [Consolidated Statements of Operations]

                         Katz Digital Technologies, Inc.



Year Ended December 31,                                 1997            1996            1995
--------------------------------------------------------------------------------------------
Net sales                                       $ 19,839,689    $ 15,565,919    $ 10,643,738
Cost of goods sold                                 9,159,226       6,988,499       4,096,862
                                                --------------------------------------------
  Gross profit                                    10,680,463       8,577,420       6,546,876
Operating expenses
  Selling, general and administrative              9,116,431       7,434,815       4,528,251
                                                --------------------------------------------
Operating income                                   1,564,032       1,142,605       2,018,625
Settlement (gain), curtailment loss (Note G)        (154,450)        332,179
Interest expense, net                                111,738          67,421         105,379
                                                --------------------------------------------
   Earnings before provision for income taxes      1,606,744         743,005       1,913,246
Provision for income taxes (Notes B and F)
  Current                                          1,049,519         771,181         202,503
  Deferred                                          (310,758)        169,000           2,000
                                                --------------------------------------------
                                                     738,761         940,181         204,503
                                                --------------------------------------------
   Net earnings (loss)                          $    867,983    $   (197,176)   $  1,708,743
                                                ============================================
Pro forma data (Note J)

  Historical income before income taxes                         $    743,005    $  1,913,246
  Provision for income taxes                                         396,442         936,905
                                                --------------------------------------------
  Net earnings                                                  $    346,563    $    976,341
                                                ============================================
Basic Earnings Per Share                                        $        .08    $        .33
                                                ============================================
Diluted Earnings Per Share                                      $        .08    $        .33
                                                ============================================
Historical

  Basic Earnings (Loss) Per Share               $        .19    $       (.05)   $        .57
                                                ============================================
  Diluted Earnings (Loss) Per Share             $        .19    $       (.05)   $        .57
                                                ============================================

The accompanying notes are an integral part of these statements.

                [Consolidated Statements of Stockholders' Equity]

                         Katz Digital Technologies, Inc.


                                                                                      Minimum       Additional        Total
                                                 Common Stock          Retained       Pension          Paid in  Stockholders'
                                             Shares     Par Value      Earnings     Adjustment         Capital        Equity
----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994              2,800,000   $     2,800   $ 2,139,220    $   (94,136)                  $ 2,047,884
Net earnings                                     --            --     1,708,743             --                     1,708,743
Distributions to stockholders                    --            --    (1,353,173)            --                    (1,353,173)
Minimum pension liability
  adjustment (Note G)                            --            --            --         94,136                        94,136
                                          ----------------------------------------------------------------------------------
Balance at December 31, 1995              2,800,000         2,800     2,494,790             --                     2,497,590
                                          ----------------------------------------------------------------------------------
Net loss                                         --            --      (197,176)            --                      (197,176)
Distributions to stockholders                    --            --    (1,586,345)            --                    (1,586,345)
Net proceeds from public offering         1,625,000         1,625                                 $  6,360,267     6,361,892
Transfer of S Corp. retained earnings
  to additional paid-in capital                  --            --      (500,000)            --         500,000            --
                                          ----------------------------------------------------------------------------------
Balance at December 31, 1996              4,425,000         4,425       211,269             --       6,860,267     7,075,961
                                          ----------------------------------------------------------------------------------
Net earnings                                              867,983                                                    867,983
Stock issued for acquisitions               220,106           220                                      627,415       627,635
Stock issued on partial conversion
  of note payable                            60,096            60                                      199,939       199,999
                                          ----------------------------------------------------------------------------------
Balance at December 31, 1997              4,705,202   $     4,705   $ 1,079,252             --    $  7,687,621   $ 8,771,578
                                          ==================================================================================

The accompanying notes are an integral part of these statements.

                     [Consolidated Statements of Cash Flows]

                         Katz Digital Technologies, Inc.



Year Ended December 31,                                            1997           1996           1995
-----------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net earnings (loss)                                      $    867,983   $   (197,176)  $  1,708,743
  Adjustments to reconcile net earnings (loss) to net cash
   provided by operating activities
    Depreciation and amortization                             1,384,606      1,085,718        554,051
    Deferred credits                                            145,254        265,520
    Interest payable to stockholders                                            49,034
    Settlement (gain), curtailment loss                        (154,450)       332,179
    Deferred taxes                                             (310,758)       169,000          2,000
    Increase (decrease) in cash flows from changes in
     operating assets and liabilities, net of
     acquisitions in 1997 and 1996
      Accounts receivable                                    (1,083,728)    (1,236,384)      (138,274)
      Work-in-process inventory                                 (31,155)       (62,038)        (1,754)
      Prepaid expenses and other current assets                  78,954        (16,481)       (44,028)
      Other assets                                             (208,175)        10,579        (61,566)
      Accounts payable and accrued expenses                     285,696        642,624        156,060
      Income taxes                                             (346,904)         6,986        (14,941)
      Net pension liability                                     (36,808)       (32,257)       (78,969)
                                                           ------------------------------------------
    Net cash provided by operating activities                   590,515      1,017,304      2,081,322
                                                           ------------------------------------------
Cash flows from investing activities
  Purchase of property and equipment-net                       (759,026)    (1,057,787)      (394,290)
  Purchase (release from escrow) of Certificate of Deposit                     233,600       (233,600)
  Cash paid for acquisitions                                   (529,223)    (1,297,948)
                                                           ------------------------------------------
    Net cash used in investing activities                    (1,288,249)    (2,122,135)      (627,890)
                                                           ------------------------------------------
Cash flows from financing activities
  Distributions to stockholders                                (339,912)    (1,295,467)    (1,353,173)
  Payments of obligations under capital leases                 (738,599)      (734,148)      (356,172)
  Net proceeds from public offering                                  --      6,361,892             --
                                                           ------------------------------------------
    Net cash (used in) provided by financing activities      (1,078,511)     4,332,277     (1,709,345)
                                                           ------------------------------------------
    Net Increase (Decrease) in Cash
     and Cash Equivalents                                    (1,776,245)     3,227,446       (255,913)
Cash and cash equivalents - beginning of period               3,428,175        200,729        456,642
                                                           ------------------------------------------
Cash and cash equivalents - end of period                  $  1,651,930   $  3,428,175   $    200,729
                                                           ==========================================
Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest                                               $    248,841   $    196,567   $    115,394
    Income taxes                                           $  1,303,820   $    762,899   $    217,444
                                                           ==========================================

Supplemental disclosures of noncash investing and financing activities

Capital lease obligations of $858,875, $1,848,931, and $792,986 were incurred in December 31, 1997, 1996 and 1995, respectively, when the Company entered into new leases for equipment.

During the year ended December 31, 1997, $500,000 of convertible promissory notes were issued in connection with the 1996 acquisition of Sarabande of which $199,939 was converted into 60,096 shares of common stock.

The accompanying notes are an integral part of these statements.

                  [Notes to Consolidated Financial Statements]

                         Katz Digital Technologies, Inc.

--------------------------------------------------------------------------------
Note A - Description of Business
--------------------------------------------------------------------------------

Katz Digital Technologies, Inc. (the "Company") was formed in December 1995 and is incorporated in the state of Delaware as a result of a merger between Katz Graphics Corporation, which was formed in August 1991, and Katz Digital Technologies, Inc., which was formed in November 1986, and which were both New York corporations. The merger was accounted for in a manner similar to a pooling of interests, and, accordingly, the accompanying financial statements include the accounts of Katz Graphics Corporation and Katz Digital Technologies for all periods presented. Assets and liabilities were recorded at net book value.

      The Company operates in a single business segment and provides a broad range of digital prepress and digital short-run printing services to produce full-color and black and white printed materials to a wide variety of market segments, principally in the New York City area.

Note B - Summary of Significant Accounting Policies
--------------------------------------------------------------------------------

1. Revenue Recognition

Revenue is recognized upon the shipment of finished merchandise to customers.

2. Income Taxes

Prior to the consummation of a public offering on March 26, 1996, the Company filed its Federal and state income tax returns under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision had been made in the accompanying financial statements for Federal and certain state income taxes for the S Corporation periods, since the income of the Company was taxable directly to its stockholders. The Company was, however, liable for certain state and local taxes, which are reflected in the accompanying financial statements. Upon closing of the public offering, the Company's income tax status as an S Corporation terminated. The Company converted to a C Corporation, adopting the accrual basis of accounting, and is subject to both Federal and state income taxes. Deferred income taxes are recognized because of differences between financial and tax reporting.

3. Property and Equipment

Property and equipment are carried at cost. Depreciation of the fixed assets is computed principally by the straight-line method for financial reporting purposes over 5-7-year periods. Capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. These leases are amortized on the straight-line method over 3-7 years.

4. Work-in-Process Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.

5. Concentrations and Fair Value of Financial Instruments

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, and trade accounts receivable. The Company places its cash and cash equivalents with high credit quality institutions. In general, such investments exceed the FDIC insurance limit. The Company provides credit, in the normal course of business, to a significant number of advertising firms in New York City. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable exposure is limited. The carrying value of financial instruments potentially subject to valuation risk (principally consisting of cash and cash equivalents, accounts receivable and accounts payable) approximate fair market value.

      The Company is dependent upon a limited amount of third parties for certain supplies and equipment used in its operations. Although the Company believes that alternatives are available for most of the supplies, one product is available from a sole source. The Company's inability to obtain these supplies could have a severe impact in the near term.

6. Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could affect those estimates.

7. Goodwill

Goodwill represents the excess of purchase price over net assets of businesses acquired and is being amortized by the straight-line method over its estimated useful lives ranging from 5 to 20 years. At December 31, 1997, and 1996, accumulated amortization amounted to $91,361 and $67,859, respectively.

      The Company considers goodwill impairment by applying a number of factors as of each balance sheet date including (i) current operating results of the applicable business, (ii) projected future operating results of the applicable business, (iii) the occurrence of any significant regulatory changes which may have an impact on the continuity of the business, and (iv) any other material factors that affect the continuity of the applicable business. The amortization period for goodwill is determined on a case-by-case basis for each acquisition from which goodwill arises based on a review of the nature of the business acquired as well as the factors cited above.

8. Cash Equivalents

The Company considers all highly liquid securities, including certificates of deposit, with an original maturity of three months or less to be cash equivalents.

9. Earnings Per Share

The Company has adopted SFAS No. 128, "Earnings Per Share," which requires public companies to present basic

            [Notes to Consolidated Financial Statements (continued)]

--------------------------------------------------------------------------------
earnings per share and, if applicable, diluted earnings per share. In accordance with SFAS No. 128, all comparative periods have been restated as of December 31, 1997. Basic EPS is based on the weighted average number of common shares outstanding without consideration of potential common stock. Diluted earnings per share is based on the weighted average number of common and potential common shares outstanding.

10. Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

11. Reclassifications

Certain amounts have been reclassified to conform to the 1997 presentation.

Note C - Line of Credit
--------------------------------------------------------------------------------

The Company entered into an agreement with a bank providing for a $3,000,000 line of credit. Borrowings under the line of credit bear interest at the prime rate (8.5% on December 31, 1997), are collateralized by trade receivables of the Company and becomes due on June 30, 1998. The line of credit contains certain covenants including minimum net worth and tangible net worth requirements and was terminated in January 1998 in connection with a new loan agreement (see Note
0). There was no balance outstanding at December 31, 1997.

Note D - Property and Equipment
--------------------------------------------------------------------------------
Property and equipment are summarized as follows:

December 31,                        1997        1996
----------------------------------------------------
Furniture and fixtures         $ 206,594   $ 137,765
Equipment                      6,195,395   4,956,455
Leasehold improvements           576,366     493,932
                               ---------------------
                               6,978,355   5,588,152
                               ---------------------
Less: accumulated depreciation
  and amortization            (3,085,349) (2,019,299)
                              ----------------------
                              $3,893,006  $3,568,853
                              ======================

Note E - Lease Commitments
--------------------------------------------------------------------------------

1. Capital Lease Agreements

The Company has entered into various capital lease agreements for computers and other equipment, carried at $4,115,661 and $3,549,408 at 1997 and 1996, respectively. The leases expire at various times through 2001. Accumulated amortization amounted to $2,094,394 and $1,438,406 at 1997 and 1996, respectively. The related future minimum lease payments, as of December 31, 1997, are as follows:

                                      Lease Payments
----------------------------------------------------
Fiscal year
  1998                                    $  897,778
  1999                                       791,190
  2000                                       565,363
  2001                                       101,405
                                          ----------
Net minimum lease payments                 2,355,736
Amount representing interest                 264,565
                                          ----------
Obligations under capital lease
  agreements                              $2,091,171
                                          ==========
Current portion                              739,603
Long-term portion                          1,351,568
                                          ----------
                                          $2,091,171
                                          ==========

2. Operating Lease Commitments

The Company leases office space and various equipment under operating lease arrangements which run through 2008. The rent expense under these operating leases for the years ended December 31, 1997, 1996 and 1995 was $1,027,000, $765,000 and $296,000, respectively. The future minimum rentals for operating leases are as follows:

Year ending December 31,                      Amount
----------------------------------------------------
  1998                                    $  984,508
  1999                                       854,832
  2000                                       770,261
  2001                                       692,789
  2002                                       581,366
  Thereafter                               3,149,900
                                          ----------
                                          $7,033,656
                                          ==========

      On September 27, 1995, the Company entered into a lease for office space which expires in June 2008. In order to secure the lease, the Company entered into a letter of credit agreement for $467,200. Rent expense under this lease is accounted for on the straight-line basis. At December 31, 1997 and 1996 deferred rent totaled approximately $411,000 and $266,000, respectively.

Note F - Income Taxes
--------------------------------------------------------------------------------

Prior to the consummation of a public offering, the Company filed its Federal and state income tax returns under the provisions of Subchapter S of the Internal Revenue Code utilizing the cash basis of accounting. Accordingly, no provision was recorded in the accompanying financial statements for Federal and certain state income taxes for the S Corporation periods, since the income of the Company was taxable directly to its stockholders. On March 26, 1996, the Company converted to a C Corporation, adopted the accrual basis of accounting and became subject to both Federal and state income taxes. Accordingly, $660,000 of

--------------------------------------------------------------------------------

additional Federal and state income taxes, applicable to temporary differences in the recognition of income and expenses for financial accounting and income tax reporting purposes existing at March 26, 1996, have been recorded and charged to operations in connection with the breaking of the S Corporation election. Such charge is solely due to the termination of the Subchapter S status and is nonrecurring.

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      Deferred income taxes arise principally from differences between the accrual method of accounting used for financial reporting and the cash method of accounting used for income tax purposes through March 26, 1996 and differences in amounts deducted for pension expense for income tax purposes and amounts deducted for financial reporting purposes (Note J). The effect of the change to the accrual method of accounting for income tax purposes will be included in taxable income ratably over a four year-period.

      Components of the Company's deferred tax liability are as follows:

December 31,                        1997        1996
------------------------------------------------------
Difference between accrual
  and cash basis of accounting   $ 551,000   $ 611,000
Accrued pension curtailment
  (loss)                                       (78,000)
Tax over financial statement
  depreciation                      52,000     (13,000)
Deferred rent                     (189,000)   (125,000)
Goodwill amortization              (47,000)     (4,000)
Capital leases                     (31,000)
Allowance for doubtful
  accounts                         (65,000)    (12,000)
                                 ---------------------
                                 $ 271,000   $ 379,000
                                 =====================
Short-term                       $ 186,000   $ 114,000
Long-term                           85,000     265,000
                                 ---------------------
                                 $ 271,000   $ 379,000
                                 =====================

      The provision for income taxes in 1997 consists of the following:

Current
  Federal                                 $  649,653
  State                                      399,866
                                          ----------
                                          $1,049,519
Deferred (benefit)                          (310,758)
                                          ----------
                                          $  738,761
                                          ==========

      The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the 1997 financial statements:

                                           Amount      Percent
                                                     of Income
---------------------------------------------------------------
Provision for Federal income
  taxes at the statutory rate             $546,293        34.0%
State and local income taxes, net
  of Federal income tax benefit            178,412        11.1
State ITC credits                          (24,750)       (1.5)
Permanent differences                       38,806         2.4
                                          --------------------
                                          $738,761        46.0%
                                          ====================

Note G - Pension Plan
--------------------------------------------------------------------------------

On December 30, 1993, the Company adopted a qualified defined benefit plan (the "Plan") which replaced a weighted profit-sharing plan. The Plan covered all employees with at least one year of service who are at least 21 years of age. Pension plan benefits are based on participants' compensation. The annual contribution was based on the minimum amounts as determined under the Employee Retirement Income Security Act of 1974 ("ERISA"). The pension expense for the years ended December 31, 1995, 1996 and 1997 was $249,000, $155,000 and $69,000,
respectively. The Plan's assets were invested in guaranteed investment contracts and life insurance policies.

      On February 20, 1997, the Board of Directors adopted a resolution to terminate the Company's defined benefit plan as of March 20, 1997. Under the provisions of SFAS No. 88, "Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," the Company recognized a $332,179 ($.04 per share after tax) net curtailment loss in 1996 and a $154,450 settlement gain in 1997 ($.02 per share after tax).

            [Notes to Consolidated Financial Statements (continued)]

--------------------------------------------------------------------------------
Net pension cost for the Company-sponsored pension plan prior to the curtailment consists of the following:

December 31,                                                                       1996          1995
-----------------------------------------------------------------------------------------------------
Normal service cost                                                         $   151,799   $   194,088
Interest cost                                                                    37,083        50,312
Actual return on plan assets                                                    (35,270)       17,954
Net amortization and deferral                                                     1,000       (12,868)
                                                                            -------------------------
Net pension cost                                                            $   154,612   $   249,486
                                                                            =========================

The reconciliation of the funded status of the plan to the amount reported in the Company's balance sheet is as follows:

December 31,                                                                       1996          1995
-----------------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations
  Estimated present value of vested benefits                                $   429,661   $   285,499
  Estimated present value of nonvested benefits                                 106,295        87,254
                                                                            -------------------------
    Accumulated benefit obligation                                              535,956       372,753
  Value of future pay increases                                                 140,833       150,285
                                                                            -------------------------
    Projected benefit obligation                                                676,789       523,038
Estimated market value of plan assets                                           719,476       497,455
                                                                            -------------------------
    Excess (deficiency) of plan assets over projected benefit obligation         42,687       (25,583)
Prior service costs                                                             438,389       457,449
Unrecognized net gain                                                          (340,155)     (323,202)
                                                                            -------------------------
    Pension asset before curtailment loss                                   $   140,921   $   108,664
                                                                            =========================
Curtailment loss                                                               (332,179)
                                                                            -------------------------
Pension liability                                                           $  (191,258)
                                                                            =========================

      The assumptions used as of December 31, 1996 and 1995 in determining pension expense and funded status shown above were as follows:

---------------------------------------------
      Discount rate                      7.09%
      Rate of salary progression         3.00
      Long-term rate of return on assets 7.09
                                         ====

Note H - Stockholders' Equity
--------------------------------------------------------------------------------
Initial Public Offering

On March 26, 1996, the Company consummated an initial public offering of 1,600,000 shares of its common stock at a price of $5.00 per share. The net proceeds to the Company from the offering were $6,361,892. In connection with the public offering, the Company declared to its principal stockholders an S Corporation dividend of retained earnings in excess of $500,000. To the extent that the Company did not have sufficient cash to pay such distribution, it issued promissory notes payable in an aggregate monthly amount of $100,000, which payments commenced in April and were payable through March 25, 1997 with interest at 9% per annum.

      In connection with the December 1995 merger as described in Note A, the Board of Directors declared a 14,000-to-1 stock split of the Company's common stock, resulting in outstanding shares of 2,800,000. An amount equal to $2,800 was transferred from retained earnings to the common stock account retroactively reflect the split.

      The Certificate of Incorporation authorizes the Board of Directors to issue preferred stock, from time to time, in one or more series, with such voting powers, designations, preferences, and relative, participating, optional, conversion or other special rights, and such qualifications, limitations and restrictions, as the Board of Directors may, in its sole discretion, determine.

Note I - Acquisitions
--------------------------------------------------------------------------------

The Sarabande Press, Inc.

On August 1, 1996, the Company completed the acquisition of certain of the assets of The Sarabande Press, Inc. ("Sarabande"), a digital pre-press firm located in New York City. The purchase price for the acquired assets was subject to adjustment based on the performance of Sarabande. At closing, the Company paid Sarabande one million dollars in cash.

      The $900,000 balance of the purchase price, which was subject to adjustment based on the gross revenue of Sarabande in the twelve (12) months following the acquisition, was accounted for as contingent purchase price for financial accounting purposes and consisted of: (i) a five hundred thousand dollar ($500,000) promissory note with interest at the prime rate, payable to Sarabande, and convertible

--------------------------------------------------------------------------------

at Sarabande's option into shares of the Company's common stock (the "Note"), and (ii) 78,745 shares of the Company's common stock (the "Shares"). The 1996 financial statements reflect the $1,000,000 in cash paid at the closing and the 1997 financial statements reflect an additional $767,000 of contingent purchase price which was recorded in the 1997 financial statements when the contingency was resolved.

      The acquisition of Sarabande has been treated as a "purchase" for the purposes of generally accepted accounting principles, with the purchase price plus acquisition expenses allocated based on the fair value of the assets acquired and liabilities assumed. Approximately $1,734,000 has been allocated to goodwill. The results of Sarabande have been included from its date of acquisition.

Advanced Digital Services, Inc.

On July 31, 1997, The Company completed its acquisition of Advanced Digital Services, Inc. (ADS), a digital prepress company located in New York City. The purchase price of $1,585,673 was composed of $500,000 in cash, $250,000 in 7% five year notes and 301,818 restricted shares of the Company's stock held in escrow at December 31, 1997. The final purchase price is subject to adjustment based on defined net worth, based on an audit of ADS's financial statements, the collectability of certain accounts receivable and revenues generated by the ADS operations during the twelve month period following the merger. The 1997 financial statements reflect a purchase price of $891,399 and the remaining purchase price will be recorded when the contingency is resolved. In addition, concurrent with the merger, the former shareholders of ADS each entered into five year employment agreements, as well as agreements imposing certain non-competition and confidentiality restrictions.

      The acquisition of ADS has been accounted for as a "purchase" for the purposes of generally accepted accounting principles, with the purchase price allocated based on the fair value of the assets acquired and liabilities assumed. Approximately $648,000 was allocated to goodwill. The results of ADS have been included from its date of acquisition.

Pro Forma Information

The unaudited pro forma results of operations, which reflect the purchase of ADS and Sarabande into the Company as if the combination occurred as of the beginning of each period, are as follows:

Year ended December 31,            1997          1996
-----------------------------------------------------
Net sales                   $21,340,028   $19,181,131
Net earnings                $   821,167   $   389,779
Pro forma net earnings(1)   $   821,167   $   780,265
Pro forma net earnings
  per share - basic(1)      $       .18   $       .19
Pro forma net earnings
  per share - diluted(1)    $       .17   $       .19
                            =========================

(1) Also adjusted in 1996 to reflect additional income taxes, which the Company was not subject to because of its status as an S corporation.

      The pro forma information should be read in conjunction with the related historical information.

Note J - Pro Forma Information
--------------------------------------------------------------------------------

1. Pro Forma Statements of Operations (Unaudited)

The pro forma adjustment in the 1996 and 1995 Statements of Operations reflect a provision for income taxes based upon pro forma pretax earnings as if the Company had been subject to Federal and additional state and local income taxes which it was not subject to until March 26, 1996.

      The pro forma provision for income taxes in 1996 and 1995 after giving effect to the Federal statutory rate of 34% and an approximate state and local tax provision of 14% after reflecting the Federal tax benefit, consists of the following:

Year Ended December 31,             1996        1995
----------------------------------------------------
Federal                         $225,505    $553,482
State and local                  170,937     383,423
                                --------------------
                                $396,442    $936,905
                                ====================

      The differences between pro forma income tax expense in 1996 and 1995 shown in the Statements of Operations and the pro forma computed income tax expense based on the Federal statutory corporate tax rate are as follows:

Year ended December 31,             1996        1995
----------------------------------------------------
Computed income taxes
  based on Federal
  statutory corporate
  rate of 34%                   $252,622    $650,504
State and local
  income taxes, net
  of Federal benefit             112,819     253,059
Permanent differences             31,001      33,342
                                --------------------
                                $396,442    $936,905
                                ====================

2. Pro Forma Earnings Per Share

Pro forma earnings per share are based on the weighted average number of common shares outstanding during the period. The shares outstanding for the period give retroactive effect to the merger and recapitalization of the Company as well as shares deemed to be outstanding, which represent the approximate number of shares deemed to be sold by the Company (at an assumed initial public offering price of $5.00 per share) to fund the portion of the shareholder distribution in excess of 1995 undrawn earnings and shares contingently issuable in connection with the Sarabande acquisition. Stock options have not been included in the calculation as their inclusion would be antidilutive.

            [Notes to Consolidated Financial Statements (continued)]

--------------------------------------------------------------------------------
Note K - Stock Options and Stock Purchase Warrants
--------------------------------------------------------------------------------

In February 1996, the Board of Directors and stockholders approved the adoption of a stock option plan (the "Plan"). The Plan, as amended on March 25, 1997, provides for the grant of options to purchase up to 650,000 shares of the Company's common stock. These options may be granted to employees, officers of the Company, nonemployee directors of the Company and consultants to the Company. The Plan provides for granting of options to purchase the Company's common stock at not less than the fair value of such shares on the date of the grant.

      The Plan provides for a one-time automatic grant of an option to purchase 20,000 shares of common stock at the market value of the common stock on the date of the grant to those directors serving on the Board of Directors on the date that the Plan was adopted and also to those persons who become nonemployee directors of the Company in the future, upon their appointment or election as directors of the Company. The Plan also provides for quarterly grants to each nonemployee director of the Company of options to purchase 5,000 shares at the market value of the common stock of the Company on the date of each grant.

      The Company granted options to purchase an aggregate of 241,000 shares of common stock under the Plan as of the effective date of its public offering at $5.00 per share, the initial public offering price.

      The following table summarizes option activity for the years ended December 31, 1997 and 1996, respectively:

                                               Weighted
                              Number            Average
                             of Shares   Exercise Price
--------------------------------------------------------
Balance, December 31, 1995           -                -
Granted                        308,500            $4.99
Exercised                            -                -
Forfeited                      (40,000)           $4.69
                               ------------------------
Balance at December 31, 1996   268,500            $5.04
Granted                        347,500            $3.87
Exercised                            -                -
Forfeited                      (56,000)           $2.99
                               ------------------------
Balance at December 31, 1997   560,000            $4.52
                               ========================

The following table summarizes option data as of December 31, 1997:

                                 Number          Weighted         Weighted            Number
                        Outstanding as            Average          Average    Exercisable as          Weighted
Range of                of December 31,         Remaining         Exercise   of December 31,           Average
exercise prices                    1997  Contractual Life            Price              1997    Exercise Price
--------------------------------------------------------------------------------------------------------------
$2.63 to $5.75                  560,000               4.9            $4.52           173,176             $5.00

      The Company applies APB Opinion No. 25 in measuring stock compensation. Accordingly, no compensation cost has been recorded for options granted to employees or directors in the years ended December 31, 1997 and 1996. The fair value of each option granted has been estimated on the grant date using the Black-Scholes Option Valuation Model. The following assumptions were made in estimating fair value:

                                    1997        1996
----------------------------------------------------
Dividend yield                        0%          0%
Risk-free interest rate            6.22%       6.03%
Expected life

  Directors and officers         5 years     5 years

  Others                         4 years     4 years
Expected volatility                  40%         57%
                                 ===================

      Had compensation cost been determined under SFAS No. 123 for the years ended December 31, 1997 and 1996, net income and earnings per share would have been reduced as follows:

                                    1997        1996
-------------------------------------------------------------
Net earnings
  As reported                       $   867,983   $   346,563
  Pro forma for stock options           613,685       153,497
Pro forma earnings per share
  As reported (basic and diluted)   $      .19    $       .08
  Pro forma for stock options
   (basic and diluted)              $      .13    $       .04
                                    =========================

      During the initial phase-in period of SFAS No. 123, such compensation expense may not be representative of the future effects of applying this statement.

--------------------------------------------------------------------------------
Note L - Employment Agreements
--------------------------------------------------------------------------------

The Company has entered into employment agreements with certain officers and employees.

      Amounts due under such employment agreements are as follows:

---------------------------------------------
      1998                        $ 1,727,408
      1999                          1,689,273
      2000                            890,471
      2001                            944,239
      2002                            736,995
                                  -----------
                                  $ 5,988,386
                                  ===========

--------------------------------------------------------------------------------
Note M - Interest Expense, Net
--------------------------------------------------------------------------------

Interest expense, net is composed of the following:

Year ended December 31,     1997         1996         1995
----------------------------------------------------------
Interest expense       $ 250,967    $ 245,601    $ 115,394
Interest income         (139,229)    (178,180)     (10,015)
                       -----------------------------------
                       $ 111,738    $  67,421    $ 105,379
                       ===================================

--------------------------------------------------------------------------------
Note N - Earnings Per Share
--------------------------------------------------------------------------------

The following table reconciles the numerators and denominators of the basic and diluted earnings per share computation.

For the Year Ended December 31, 1997                               1997           1996           1995
-----------------------------------------------------------------------------------------------------
Historical
Basic shares                                                  4,531,819      4,179,907      2,990,644
Dilution
  Convertible notes                                             140,278
  Stock options                                                  52,289
  Acquisition contingent earnout                                 17,319
                                                           ------------------------------------------
Diluted shares                                                4,741,705      4,179,907      2,990,644
                                                           ==========================================
Basic income (loss) available to common shareholders       $    867,983   $   (197,176)  $  1,708,743
 Interest saved on convertible notes                             18,952             --             --
                                                           ------------------------------------------
Diluted income available to common shareholders            $    886,935   $   (197,176)  $  1,708,743
                                                           ==========================================

Basic earnings (loss) per share                            $        .19   $       (.05)  $        .57
                                                           ==========================================
Diluted earnings (loss) per share                          $        .19   $       (.05)  $        .57
                                                           ==========================================
Pro Forma
Basic shares                                                                 4,179,907      2,990,644
Dilution
  Convertible
  Stock options                                                                  8,082
  Acquisition contingent earnout
                                                           ------------------------------------------
Diluted shares                                                               4,187,989      2,990,644
                                                           ==========================================
Basic income available to common shareholders                             $    346,563   $    976,341
  Interest saved on convertible notes                                               --             --
                                                           ------------------------------------------
Diluted income available to common shareholders                           $    346,563   $    976,341
                                                           ==========================================
Basic earnings per share                                                  $        .08   $        .33
                                                           ==========================================
Diluted earnings per share                                                $        .08   $        .33
                                                           ==========================================

            [Notes to Consolidated Financial Statements (continued)]

--------------------------------------------------------------------------------

      Options to purchase 429,000 and 268,500 shares of common stock at an average price of $5.01 and $5.04 per share were outstanding during the years ended December 31, 1997 and 1996, respectively. They were not included in the computation of diluted earnings per share because the options' exercise price was greater that the average market price of the common shares. The options, which expire at various dates through October 1, 2007 were still outstanding at December 31, 1997.

Note O - Subsequent Event
--------------------------------------------------------------------------------

On January 9, 1998, as amended on March 6, 1998, a wholly-owned subsidiary of the Company acquired substantially all of the assets of Speed Graphics, Inc. (Speed) and DDP, Inc. an affiliate of Speed. Speed is based in New York City and provides commercial photo lab, prepress, photo imaging and digital short-run printing services.

      As aggregate consideration for the acquisition, Speed received cash in the amount of 10,964,000 and 173,913 shares of the Company's common stock valued at $750,000.

      Concurrently with the acquisition, the Company entered into a loan agreement with a commercial bank whereby the bank agreed to loan the Company (i) $6,000,000 in the form of a secured term loan note and (ii) $7,000,000 in the form of a secured revolving credit facility note. The term loan note is payable in sixteen (16) quarterly installments and bears interest at either the bank's Alternate Base Rate or the adjusted LIBOR rate plus the Application Margin, at the Company's option. The revolving credit loans, which are available at the lesser of $7,000,000 or the Adjusted Borrowing Base, are payable on December 31, 2002 and each revolving credit loan may be designated by the Company as an Alternate Base Rate Loan or a Eurodollar Loan. The Company used a portion of the available financing to fund the cash portion of the acquisition consideration. The loan agreement contains certain restrictive covenants including minimum tangible net worth, fixed charge coverage and funded debt ratio.

Note P - Future Effect of Recently Issued Accounting Pronouncements
--------------------------------------------------------------------------------

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which is effective for the Company's fiscal year ending December 31, 1998. The statement addresses the reporting and displaying of comprehensive income and its components. Earnings per share will only be reported for net income and not for comprehensive income. Adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statement disclosures.

      In June 1997, the FASB also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for the Company's fiscal year ending December 31, 1998. The statement changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports. Adoption of SFAS No. 131 is not expected to have a material effect on the Company's financial statement disclosures.

      (c)   Pro Forma Financial Information

      Following is a pro forma unaudited condensed balance sheet as of December 31, 1997, and pro forma unaudited condensed statements of earnings for the year ended December 31, 1997.

                         Katz Digital Technologies, Inc.

             PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma unaudited condensed consolidated balance sheet has been prepared by taking the December 31, 1997 balance sheets of Katz Digital Technologies, Inc. (the "Company") and Speed Graphics, Inc, and DDP, Inc., (together, "Speed") and giving effect to the acquisition of Speed by the Company as if it had occurred as of December 31, 1997. The pro forma condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place at December 31, 1997.

The following pro forma unaudited condensed consolidated statement of earnings for the year ended December 31, 1997 gives effect to the Company's acquisition of Speed as if it had occurred at the beginning of the period. The sales and results of operations included in the following pro forma unaudited condensed consolidated statement of earnings are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning for the respective period.

These financial statements should be read in conjunction with the notes to the pro forma unaudited condensed financial statements which follow, the financial statements of the Company, and related notes thereto, and the financial statements of Speed and related notes thereto, included herein.

                        Katz Digital Technologies, Inc.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                      For The Year Ended December 31, 1997


                                                                                          Pro Forma
                                                                                        Adjustments
                                                     Historical      Historical            Increase
                                                          KATZ            SPEED           (Decrease)      Pro Forma
                                                     ----------      ----------         -----------      ----------
Current Assets
       Cash and equivalents                          $ 1,651,930       $  192,395       $ (500,000)(c)   $1,344,325
       Receivables                                     4,723,184        3,687,938                         8,411,122
       Inventory                                         100,483          478,432                           578,915
       Prepaid and other                                 292,204          277,439                           569,643
                                                      ----------       ----------       ----------       ----------
                Total Current Assets                   6,767,801        4,636,204         (500,000)      10,904,005
Property and Equipment - Net                           3,893,006        3,230,199          470,828 (a)    7,594,033
Other Assets                                             288,508          232,690                           521,198
Goodwill - Net                                         2,627,485                         8,675,283 (a)   11,302,768
                                                     -----------       ----------       ----------       ----------
                                                     $13,576,800       $8,099,093      $ 8,646,111      $30,322,004
                                                     ===========       ==========        =========       ==========
Current Liabilities
      Accounts payable and accrued liabilities       $ 1,732,277       $1,671,211      $   556,351 (a)  $ 3,959,839
      Loan payable-bank                                                   500,000         (500,000)(c)           --
      Current portion of capital lease obligations       739,603          838,958                         1,578,561
      Current portion of long-term debt                                   344,558                           344,558
      Current portion of term loan                                                       1,500,000(a)     1,500,000
      Deferred taxes payable                             186,000                                            186,000
                                                      ----------       ------------      ---------       ----------
                Total Current liabilities              2,657,880        3,354,727        1,556,351        7,568,958
Deferred Credits                                         410,774                                            410,774
Deferred Taxes                                            85,000                                             85,000
Long-Term Debt                                                            272,198                           272,198
Term Loan                                                                                4,500,000 (a)    4,500,000
Revolving Credit                                                                         4,964,000 (a)    4,964,000
Notes Payable                                            300,000                                            300,000
Capital Lease Obligations                              1,351,568        1,347,928                         2,699,496
                                                      ----------       ----------      -----------       ----------
                Total Liabilities                      4,805,222        4,974,853       11,020,351       20,800,426
                                                      ----------       ----------      -----------       ----------
Total Stockholders Equity                              8,771,578        3,124,240          750,000 (a)    9,521,578
                                                                                        (3,124,240)(b)
                                                      ----------       ----------      -----------       ----------
                                                     $13,576,800       $8,099,093      $ 8,646,111      $30,322,004
                                                      ==========       ==========      ===========       ==========

                         Katz Digital Technologies, Inc.
             UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      For The Year Ended December 31, 1997

                                                                                Pro Forma
                                                                              Adjustments
                                                 Historical      Historical      Increase
                                                       KATZ           SPEED     (Decrease)         Pro Forma
                                               ------------      ----------   ------------        -----------
Sales                                           $19,839,689     $23,631,001                       $43,470,690
Cost of goods sold                                9,159,226      15,330,184                        24,489,410
                                               ----------------------------                       -----------
Gross profit                                     10,680,463       8,300,817                        18,981,280


Selling, general and administrative expenses      9,116,431       6,316,130   $(1,414,000) (a)     14,452,325
                                                                                  433,764  (c)
                                               ----------------------------   -----------
Operating income                                  1,564,032       1,984,687      (980,236)          4,528,955

Settlement (gain)                                  (154,450)                                         (154,450)
Interest expense, net                               111,738         426,356       823,595  (b)      1,361,689
                                               ----------------------------   -----------         -----------
Earnings before provision for income taxes        1,606,744       1,558,331       156,641           3,321,716
Provision for income taxes                          738,761         213,171       576,057  (d)      1,527,989
                                               ----------------------------   -----------         -----------
Net earnings                                   $    867,983    $  1,345,160   $  (419,416)        $ 1,793,727
                                               ============================   ===========         ===========
Basic Earnings Per Share                       $       0.19                                       $      0.38
Diluted Earnings Per Share                     $       0.19                                       $      0.36

                         Katz Digital Technologies, Inc.

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

The accompanying pro forma unaudited condensed consolidated balance sheet and statement of operations present the financial position and results of operations of Katz Digital Technologies, Inc. (the "Company") giving effect to the acquisition on January 9, 1998 as amended on March 6, 1998 through the acquisition of the assets of Speed Graphics, Inc. and DDP, Inc. (together, "Speed") by a wholly owned subsidiary of the Company.

As aggregate consideration for the acquisition, Speed received $10,964,000 in cash and 173,913 shares of the Company's common stock (valued at $750,000).

Concurrently with the acquisition, the Company entered into a loan agreement with a commercial bank whereby the bank agreed to loan the Company (i) $6,000,000 in the form of a secured term loan note and (ii) $7,000,000 in the form of a secured revolving credit facility note. The Company used a portion of the available financing to fund the cash portion of the acquisition consideration.

The adjustments below were prepared based on data currently available and in some cases are based on estimates of approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited condensed consolidated financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date.

Balance sheet at December 31, 1997:

      (a) To record the acquisition of Speed for a fixed purchase price of $11,714,000, plus acquisition expenses of $556,351, and to allocate purchase price to assets acquired and excess purchase price to goodwill.

            Purchase price paid in cash                    $10,964,000
            Purchase price paid in Company common stock        750,000
            Accrued expenses                                   556,351
                                                           -----------
            Total purchase price                           $12,270,351

            Financed by:

            Term loan                                      $ 6,000,000
            Revolving credit                                 4,964,000
            Company common stock                               750,000
            Accrued expenses                                   556,351
                                                           -----------
           Total purchase price                            $12,270,351

      (b) To eliminate equity, additional paid in capital and retained earnings of Speed

      (c)   To pay off outstanding balance on short-term credit line

Statement of earnings for the year ended December 31, 1997:

      (a) To eliminate compensation and related taxes, benefits and expenses of the office of the former president of Speed.

      (b) To record interest on borrowings to finance cash payment to Speed Term loan of $6,000,000 at 7.625%
            Revolving credit of $4,964,000 at 7.375%

      (c)   To record goodwill amortization based on a twenty-year life.

      (d) To record the tax effect of pro forma adjustments and record income tax expense as if Speed had been subject to Federal and additional state and local income taxes which it was not subject to because it was an S corporation.

      (d)  Exhibits.

Exhibit
Number      Description
------      -----------

2.1*+ Asset Acquisition Agreement by and among the Registrant, Katz N.Y. Acquisition, Inc., Speed
            Graphics, Inc., DDP, Inc. and Ronald Krivosheiw, with schedules thereto.(P)

2.2** Agreement dated March 6, 1998, by and among the Registrant, Katz N.Y. Acquisition, Inc., Moondance,
            Inc., DDP, Inc. and Ronald Krivosheiw.

4.1*        Subordinated Promissory Note of Registrant to Speed
            Graphics, Inc. (included in Exhibit 2.1 as a schedule thereto.).

4.2*+       Loan Agreement by and among the Registrant, Katz N.Y.
            Acquisition, Inc., Advanced Digital Services, Inc. and the Bank of New York, with schedules thereto.

4.3* Term Loan Note of Registrant to the Bank of New York (included in Exhibit 4.2 as a schedule thereto.).

4.4* Revolving Credit Loan Note of Registrant to the Bank of New York (included in Exhibit 4.2 as a schedule thereto.).

4.5* Subordination Agreement by and between Speed Graphics, Inc. and the Bank of New York.

27**        Financial Data Schedule.
------------------

* Filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on January 23, 1998, and incorporated herein by reference.

**    Filed herewith.

+ Confidential treatment requested as to portions of this Exhibit.

(P) Portions of this Exhibit filed by paper with the Commission pursuant to a continuing hardship exemption.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 24, 1998

                              KATZ DIGITAL TECHNOLOGIES, INC.


                              By: /s/ Donald L. Flamm
                                  ----------------------
                                  Donald L. Flamm
                                  Vice President - Finance
                                  and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number      Description

2.1*+ Asset Acquisition Agreement by and among the Registrant, Katz N.Y. Acquisition, Inc., Speed Graphics, Inc., DDP, Inc. and Ronald Krivosheiw, with schedules thereto.(P)

2.2** Agreement dated March 6, 1998, by and among the Registrant, Katz N.Y. Acquisition, Inc., Moondance, Inc., DDP, Inc. and Ronald Krivosheiw.

4.1*        Subordinated Promissory Note of Registrant to Speed
            Graphics, Inc. (included in Exhibit 2.1 as a schedule thereto.).

4.2*+       Loan Agreement by and among the Registrant, Katz N.Y.
            Acquisition, Inc., Advanced Digital Services, Inc. and the Bank of New York, with schedules thereto.

4.3* Term Loan Note of Registrant to the Bank of New York (included in Exhibit 4.2 as a schedule thereto.).

4.4* Revolving Credit Loan Note of Registrant to the Bank of New York (included in Exhibit 4.2 as a schedule thereto.).

4.5*        Subordination Agreement by and between Speed Graphics, Inc.
            and the Bank of New York.

27**        Financial Data Schedule.
------------------

* Filed as an exhibit to the Registrant's Current Report on Form 8- K, filed with the Commission on January 23, 1998, and incorporated herein by reference.

**    Filed herewith.

+     Confidential treatment requested as to portions of this Exhibit.

(P) Portions of this Exhibit filed by paper with the Commission pursuant to a continuing hardship exemption.